Exhibit 99.1

China XD Plastics Announces Closing of $100 Million Equity Investment by Morgan Stanley Private Equity Asia

- Board of Directors Expands from Seven to Nine -

HARBIN, CHINA, September 28, 2011 – China XD Plastics Company Limited (NASDAQ: CXDC, “China XD Plastics” or the “Company”), one of China’s leading players engaged in the development, manufacture, and sales of modified plastics primarily for automotive applications, today announced the successful closing of the previously announced $100 million investment by Morgan Stanley Private Equity Asia ("MSPEA"), one of the leading private equity investors in Asia, in the Company.

Under the terms of the transaction, MSPEA has purchased redeemable convertible preferred shares of the Company that are convertible into common stock at an initial conversion price of US$6.25 per share, subject to customary anti-dilution adjustments. Holders of the redeemable convertible preferred shares will participate in common stock dividends on an as-converted basis.

The Company also announced that two members of MSPEA, Ed Huang, Managing Director, and Jun Xu, Executive Director, have been appointed to serve on the Company’s Board of Directors (the “Board”), increasing the number of directors constituting the Board from seven to nine. Six of the nine directors are considered independent for the Board under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market.

“We are very pleased to have completed this transaction with MSPEA and to have such a highly respected long-term partner supporting us as we pursue our strategic and financial goals,” said Mr. Jie Han, Chairman and CEO of China XD Plastics.  “We look forward to working closely with MSPEA to further strengthen our position as an industry leader and deliver value for our shareholders.”

About China XD Plastics Company Limited
China XD Plastics Company Limited, through its wholly-owned subsidiary, Harbin Xinda Macromolecule Material ("Xinda"), develops, manufactures, and sells modified plastics, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of more than 70 automobile brands manufactured in China, including AUDI, BMW, Toyota, Buick, Mazda, VW Golf, Jetta, and Hafei new energy vehicles. The Company's wholly-owned research center is dedicated to the research and development of modified plastics, and benefits from its cooperation with well-known scientists from prestigious universities in China. As of June 30, 2011, 193 of Xinda's products have been certified for use by one or more of the automobile manufacturers in China. For more information please visit http://www.chinaxd.net.

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's ability to raise additional capital to finance the Company's activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Company's business and operations; the Company's ability to successfully expand its production capacity; the future trading of the common stock of the Company; the Company's ability to operate as a public company; the period of time for which its current liquidity will enable the Company to fund its operations; the Company's ability to protect its proprietary information; general economic and business conditions; the volatility of the Company's operating results and financial condition; the Company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts
(Investors/Analysts)
China XD Plastics
Mr. Taylor Zhang, CFO
Phone: +1-212-747-1118
Email: cxdc@chinaxd.net

(Media)
Morgan Stanley
Matt Burkhard (New York) Vice President
Phone: +1-212-761-2444
Email: matt.burkhard@morganstanley.com

Noel Cheung (Hong Kong) Vice President
Phone: +852-9090-5165
Email: noel.c.cheung@morganstanley.com

FTI Consulting for China XD Plastics
Cara O’Brien (Hong Kong)
Phone: +852 3768 4537
Email: cara.obrien@fticonsulting.com

Mingxia Li (Beijing)
Phone: +86-10-8591-1060
Email: mingxia.li@fticonsulting.com

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